UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2018

AngioSoma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55072	27-3480481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Wilcrest Drive, 3rd Floor

Houston, Texas  77042

(Address of principal executive offices)

832-781-8521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

AngioSoma, Inc. (the “Company”) is happy to announce that the United States Patent Office has agreed to grant the Company’s patent application for our flagship pharmaceutical, LiprostinTM, that is intended to treat Peripheral Artery Disease, or PAD.

We are told the market opportunity is significant with 8 million U.S. diagnosed cases of PAD costing $212 - $389 billion annually. PAD costs exceed diabetes, coronary artery disease and cancers. It is reported that 60% to 70% of diabetics contract peripheral artery disease, often resulting in amputation as treatment.

A past director and significant stockholder has proposed that we reassign the patent and related technology to our founder and affiliate. We are considering his proposal.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION

Exhibit 99.1	Press release issued May 14, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AngioSoma, Inc.

Date: May 15, 2018	By: /s/ Alex K. Blankenship
Name: Alex K. Blankenship Title: President and CEO